                                                               Exhibit 10(c)(ix)

                              EMPLOYMENT AGREEMENT

This Agreement is made as of August , 2000 by and between American Science and Engineering, Inc. (the "Company"), a Massachusetts corporation having its principal place of business in Billerica, Massachusetts, and Richard Mastronardi (the "Executive").

The Company desires to continue to receive the services of the Executive, and the Executive is willing to continue to render such services, in accordance with the terms hereinafter set forth.

Accordingly, the Company and the Executive agree as follows:

1. The Company agrees to continue to employ the Executive as, and the Executive agrees to continue to perform the duties of Vice President, Field Operations of the Company.

2. (a) The Company shall pay to the Executive the "Severance Payment" in the event that the Executive is terminated by the Company within sixty (60) days prior to or twelve (12) months after the occurrence of a "Change of Control," as defined below. The Severance Payment shall be made at the time of such termination.

   (b) The "Severance Payment" shall be a one-time payment equal to the higher of: (i) the Executive's base salary for one year at the annual rate in effect one month prior to the occurrence of the Change of Control, or (ii) the Executive's base salary for one year at the annual rate in effect at the time of such termination. The Severance Payment shall also include the continuation of all benefits received by the Executive prior to termination for a period equal to the lesser of one year or the start of new employment by the Executive in which he receives substantially similar benefits.

      (c) A "Change of Control" shall be deemed to have occurred if:

      (i) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall have become the beneficial owner of 50 percent or more of the combined voting power of the Company's voting securities;

      (ii) the Continuing Directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall include members of the Board of Directors of the Company as of the date of this Agreement and any person nominated for election to the Board of Directors of the Company by a vote of the majority of the then Continuing Directors;

      (iii) the stockholders approve the complete liquidation or dissolution of the Company, or

      (iv) the stockholders approve by the requisite vote any of the following transactions: (A) a merger or consolidation of the Company (except for a merger in respect of which no vote of the stockholders of the Company is required); (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary or the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company immediately prior to the transaction; or (C) a tender or exchange offer for 50% or more of the outstanding voting stock of the Company.

3. (a) If the Executive is terminated for any reason other than (i) Cause (as defined below), or (ii) a Change of Control (as defined in Paragraph 2) (such other reasons referred to hereinafter as "Termination for Convenience") the Executive shall receive an amount equal to the greater of the amount that would be due under the Company's then-current severance policy, if any, or six months of his then-current base salary, payable, at the Company's option, on the last date of his employment or in weekly installments. In case of Termination for Convenience, the Executive shall be entitled to a continuation of all benefits being received by him at the time of termination for the lesser of six (6) months from the date of termination, or until the date in which the Executive begins new employment in which he receives substantially similar benefits. If the Executive is Terminated for Convenience within twelve (12) months of a change in the Company's President/CEO, the Executive shall be entitled to receive the Severance Payment described in Paragraph 2(b) in place of the benefits described in this Paragraph 3.

   (b) For the purposes of this Agreement, "Cause" shall mean: (i) the determination by the President of the Company, in agreement with the Board of Directors, that the Executive has willfully failed to perform his duties in the course of his employment under this Agreement consistent with those of a Vice President, Field Operations as expressly instructed by the President/CEO; or
(ii) the final conviction of the Executive for, or his plea of nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude.

4. The Company may not assign all or any part of its obligations under this Agreement, except to a successor as provided for in this paragraph. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, unless the context requires otherwise, the "Company" shall mean the Company as defined above or any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by and binding upon (i) any such successor and (ii) the Executive's personal or legal representatives, executors, administrators and designated beneficiaries.

5. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements, understandings and commitments between the parties relating to this Agreement. Notwithstanding the foregoing, the Executive shall at all times remain subject to all policies and procedures of the Company that relate to employees of the Company, except to the extent that this Agreement contains terms or provisions that are contrary to or provides greater benefits than such policies and procedures, in which case this Agreement shall control. No amendment to this Agreement shall be made except by a written instrument signed by both parties.

6. This Agreement shall be construed and enforced under and be governed in all respects by the law of The Commonwealth of Massachusetts, without regard to the conflict of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by a duly authorized officer and the Executive has executed this instrument, all as of the date set forth above.

                                      AMERICAN SCIENCE AND ENGINEERING, INC.


                                      By: /s/ Ralph S. Sheridan, President
                                          --------------------------------
                                          Ralph S. Sheridan, President


                                          /s/ Richard Mastronardi
                                          --------------------------------
                                          Richard Mastronardi


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